Exhibit 10.2

From:    The Board of Directors

To:      Arup Sen, Chairman and Chief Executive Officer

         The following summarizes, in general terms, your compensation package and incentives for your employment as Chief Executive Officer of Electropharmacology, Inc. following the successful completion of the recent corporate reorganization.

1.       Annual base compensation:
         -------------------------
         Initial (as of September 1, 1998)                     $130,000
         Upon closing of Elan transaction                       150,000
         Upon closing of a total $4MM(+) financing              160,000
         Upon achieving $2.0MM(+) in annual revenue             170,000
         Upon closing of a total $10MM(+) financing             180,000
         Upon achieving $5.0MM(+) in annual revenue             200,000

2.       Stock Option Vesting:
         ---------------------
         Total granted 500,000 shares pursuant to the EPi Stock Option Plan (exercise price is EPi common stock price at close of trading on August 25, 1998; term of exercise - 10 years from date of grant) and subject to approval by the new Board of Directors:

        Successful conclusion of reorganization           75,000 shares
        Closing of Elan transaction                      100,000 shares
        Annual revenue of $2MM(+)                         50,000 shares
        First anniversary of employment                   25,000 shares
        Milestones to be set by the Board of Directors   250,000 shares

3. One time Bonuses: Cash and/or Stock - At the sole discretion of the Board.

4. Miscellaneous: All standard employee benefits, incl. disability and four weeks paid vacation per year; maximum carryover of vacation - two weeks.

         In the event that your employment is terminated without "cause" before three years, a severance of six months' base salary subject to your mitigation of such payment by diligently seeking other employment. All stock options vest immediately and will remain exercisable for the original term of exercise (10 years from date of grant) in the event your employment is terminated (a) due to an acquisition by or merger with a third party not recommended and/or approved by you or (b) without "cause".

For Epi: /s/                              For HTD: /s/
         -----------------------------             -----------------------------
By:                                       By:
   -----------------------------------       -----------------------------------
    Murray Feldman                            Richard K. Kneipper

                                          For Gemini: /s/
                                                      --------------------------
                                          By:
                                              ----------------------------------
                                              Dr. Krishna Jayaraman